EXHIBIT 5.1

McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, VA 23219 Phone: 804.775.1000 Fax: 804.775.1061 www.mcguirewoods.com

November 2, 2017

Board of Directors

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Dominion Energy, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Dominion Energy, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Variable Denomination Floating Rate Demand Notes (the “Debt Securities”) to be issued pursuant to the Dominion Energy Reliability Investment Plan (the “Plan”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Debt Securities are described in the Registration Statement. We understand that the Debt Securities will be issued pursuant to that certain Indenture dated as of November 1, 2017, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). Capitalized terms used herein, but not defined herein, shall have the meanings assigned thereto in the Indenture.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)    the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC (which exhibits include the Indenture and the Plan); and

(b)    the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i)    a certificate from the Assistant Corporate Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Debt Securities by the Company;

(ii)    a certificate dated November 2, 2017 issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Indenture (if any) and (iii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)    Signatures. The signatures of individuals who have signed or will sign the Indenture are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)    Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Indenture are or will be, as of the date the Indenture is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Indenture have or will have, as of the date the Indenture is executed and delivered, the capacity and full power and authority to execute, deliver and perform the Indenture and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed or will sign the Indenture had or will have, as of the date the Indenture is executed and delivered, the legal capacity to execute such Indenture.

(e)    Authorization, Execution and Delivery of Indenture. The Indenture and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Indenture is executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Indenture is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company as to the Indenture as of the date hereof.

(f)    Indenture Binding on Certain Parties. The Indenture and the documents required or permitted to be delivered thereunder are or will be, as of the date the Indenture and such other documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

(g)    Noncontravention. Neither the issuance of the Debt Securities by the Company or the execution and delivery of the Indenture by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as to the Indenture as of the date hereof.

(h)    Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Debt Securities or to the execution and delivery of the Indenture by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(i)    Registration; Trust Indenture Act. The Registration Statement shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture will be qualified under the Trust Indenture Act of 1939.

(j)    No Mutual Mistake, Amendments etc. There has not been, and will not be, as of the date the Indenture is executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Debt Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Indenture.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.    Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia.

2.    Power and Authority. The Company has the corporate power and authority to issue the Debt Securities.

3.    Debt Securities. With respect to any Debt Securities, when (i) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable supplement to such Prospectus, (ii) the Company has received the consideration provided for in the

Prospectus; and (iii) an individual record or entries in the name of the particular Holder has been established for such Debt Securities on the Security Register as provided for in the Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a)    Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Debt Securities or in the Indenture relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b)    Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in the Indenture to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing the Indenture (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c)    Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d)    Remedies. The enforceability of any provision in the Indenture to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)    Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)    Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)    Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in an Indenture.

(d)    Unenforceability of Certain Provisions. Provisions contained in the Debt Securities or the Indenture which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any Subject Document invalid as a whole.

(e)    Choice of New York Law and Forum. To the extent that our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of the Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indenture.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

5